Exhibit 3.1

AMERICOLD REALTY TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Americold Realty Trust, a Maryland real estate investment trust (the “Trust”), formed under Title 8 (“Title 8”) of the Corporations and Associations Article of the Annotated Code of Maryland, desires to amend and restate its declaration of trust (the “Declaration of Trust”) as currently in effect and as hereinafter amended.

SECOND: The amendment to and restatement of the Declaration of Trust as hereinafter set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

THIRD: The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

ARTICLE I

FORMATION

The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

NAME

The name of the Trust is:

Americold Realty Trust

Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.

Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

PRINCIPAL OFFICE

The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose address is 2405 York Road, Suite 201, Timonium, Maryland 21093. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

Section 5.1 Number. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. The number of Trustees of the Board of Trustees (the “Trustees”) currently is ten, which number may be increased or decreased only by the Board of Trustees pursuant to the amended and restated bylaws of the Trust (the “Bylaws”). The Trustees shall be elected at each annual meeting of shareholders in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws. The names of the Trustees who are currently in office are:

Fred W. Boehler

George J. Alburger, Jr.

Ronald Burkle

Christopher Crampton

Richard d’Abo

Jeffrey M. Gault

Bradley J. Gross

Joel A. Holsinger

Gregory Mays

Terrence Wallock

It shall not be necessary to list in the Declaration of Trust the names of any Trustees hereinafter elected. Except as may be provided by the Board of Trustees in setting the terms of any class or series of Preferred Shares (as defined below), any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum (or, if only one Trustee remains, by the sole Trustee), and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies.

Section 5.2 Resignation or Removal. Any Trustee may resign in the manner provided in the Bylaws. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, a Trustee may be removed at any time, but only for cause, and then only by the affirmative vote of holders of Shares (as defined below) entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of Trustees and, with respect to the Yucaipa Trustees and the GSCP Trustee (each as defined in the Shareholders Agreement (as defined below)), may be removed at any time as contemplated by, and in the manner provided for in, the Shareholders Agreement by and among the Trust and certain shareholders of the Trust (the “Shareholders Agreement”), dated as of January 18, 2018 and effective as of the Effective Time (as defined in the Shareholders Agreement), as the same may be amended from time to time. For purposes of this paragraph, “cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

Section 5.3 Determinations by Board. The determination as to any of the following matters made by or pursuant to the direction of the Board of Trustees shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Declaration of Trust (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares) or the Bylaws; the fair value, or any sale, bid or ask price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of Shares of any class or series of the Trust; any matter relating to the acquisition, holding and disposition of any assets by the Trust; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of Trustees, officers, employees or agents of the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be determined by the Board of Trustees.

Section 5.4 Subtitle 8. In accordance with Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Trust is prohibited from electing to be subject to the provisions of Sections 3-803, 3-804 or 3-805 of the MGCL, unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of Trustees.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 250,000,000 common shares of beneficial interest, $.01 par value per share (“Common Shares”), and 25,000,000 preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”). If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to this Article VI, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes or series that the Trust has authority to issue shall not be more than the total number of Shares set forth in the second sentence of this paragraph. Subject to the terms of any class or series of Preferred Shares, the Board of Trustees, with the approval of a majority of the entire Board and without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

Section 6.2 Common and Preferred Shares.

(a) Common Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time into one or more classes or series of Shares.

(b) Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more series of Shares.

Section 6.3 Series A Preferred Shares.

(a) Designation and Number. 125 Preferred Shares shall initially be designated as “12.5% Series A Cumulative Non-Voting Preferred Shares” (the “Series A Preferred Shares”). The express terms and provisions of all of the Series A Preferred Shares shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Section 6.3.

(b) Rank. The Series A Preferred Shares shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Trust, rank senior to the Common Shares and to all other Shares issued by the Trust from time to time (together with the Common Shares, the “Junior Securities”).

(c) Dividends.

(i) Each holder of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of dividends, cumulative preferential cash dividends per Series A Preferred Share at the rate of 12.5% per annum of the total of $1,000.00 plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Series A Preferred Share is issued, such issue date to be contemporaneous with the receipt by the Trust of subscription funds for the Series A Preferred Shares (the “Series A Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year or, if such day is not a Business Day, the next succeeding Business Day (each, a “Series A Dividend Payment Date”). A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close. Any dividend payable on the Series A Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and including the first Series A Dividend Payment Date, and with respect to each subsequent “dividend period,” the period from but excluding a Series A Dividend Payment Date to and including the next succeeding Series A Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the share transfer records of the Trust at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Series A Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than 30 or less than 10 days prior to such Series A Dividend Payment Date (each, a “Series A Dividend Record Date”).

(ii) No dividends on the Series A Preferred Shares shall be declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any written agreement between the Trust and any party that is not an affiliate of the Trust, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of this Article VI, “affiliate” shall mean any party that controls, is controlled by or is under common control with the Trust.

(iii) Notwithstanding the foregoing, dividends on the Series A Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 6.3(c)(ii) above at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on the Series A Preferred Shares will accumulate as of the Series A Dividend Payment Date on which they first become payable. Furthermore, dividends will be declared and paid when due in all events to the fullest extent permitted by law and except as provided in Section 6.3(c)(ii) above.

(iv) Unless full cumulative dividends on all outstanding Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of Junior Securities) shall be declared or paid or set apart for payment, no other distribution shall be declared or made upon any shares of Junior Securities, and no shares of Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Securities) by the Trust (except by conversion into or exchange for other shares of Junior Securities and except for transfers, redemptions or purchases made pursuant to the provisions of Sections 7.2(a)(ii) and 7.3).

(v) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series A Preferred Shares, all dividends declared upon the Series A Preferred Shares shall be declared and paid pro rata based on the number of Series A Preferred Shares then outstanding.

(vi) Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares that remains payable. Holders of the Series A Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Shares as described above.

(d) Liquidation Preference.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series A Preferred Shares then outstanding will be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to its shareholders and after payment or provision for payment of the debts and other liabilities of the Trust, a liquidation preference per Series A Preferred Share equal to the sum of the following (collectively, the “Series A Liquidation Preference”): (A) $1,000.00 and (B) all accrued and unpaid dividends thereon through and including the date of payment, before any distribution of assets is made to holders of any Junior Securities. In the event that the Trust elects to set apart the Series A Liquidation Preference for payment, the Series A Preferred Shares shall remain outstanding until the holders thereof are paid the full Series A Liquidation Preference, which payment shall be made no later than immediately prior to the Trust making its final liquidating distribution on the Common Shares.

(ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the full amount of the Series A Liquidation Preference on all outstanding Series A Preferred Shares, then the holders of the Series A Preferred Shares shall share ratably in any such distribution of assets in proportion to the full Series A Liquidation Preference to which they would otherwise be respectively entitled.

(iii) After payment of the full amount of the Series A Liquidation Preference to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(iv) Upon the Trust’s provision of written notice as to the effective date of any such liquidation, dissolution or winding up of the Trust, accompanied by a check in the amount of the full Series A Liquidation Preference to which each record holder of Series A Preferred Shares is entitled, the Series A Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series A Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust.

(e) Consolidation and Merger. The consolidation or merger of the Trust with or into any other business enterprise or of any other business enterprise with or into the Trust, or the sale, lease or conveyance of all or substantially all of the assets or business of the Trust, or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(f) Redemption.

(i) Right of Optional Redemption. The Trust, at its option, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price per Series A Preferred Share (the “Series A Redemption Price”) equal to $1,000.00 plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 6.3(f)(iii) below). If less than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed may be selected by any equitable method determined by the Trust provided that such method does not result in the creation of fractional shares.

(ii) Limitations on Redemption. Unless full cumulative dividends on all Series A Preferred Shares shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series A Preferred Shares shall be redeemed or otherwise acquired, directly or indirectly, by the Trust unless all outstanding Series A Preferred Shares are simultaneously redeemed or acquired, and the Trust shall not purchase or otherwise acquire, directly or indirectly, any Junior Securities (except by exchange for shares of Junior Securities); provided, however, that the foregoing shall not prevent the purchase by the Trust of shares transferred to a Charitable Beneficiary (as defined below) pursuant to Sections 7.2(a)(ii) and 7.3, in order to ensure that the Trust remains qualified as a real estate investment trust for federal income tax purposes or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

(iii) Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of Series A Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Series A Dividend Record Date and prior to the corresponding Series A Dividend Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Series A Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series A Dividend Payment Date notwithstanding the redemption of such shares before such Series A Dividend Payment Date.

(iv) Procedures for Redemption.

(A) Upon the Trust’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Series A Redemption Price through such effective date to which each record holder of Series A Preferred Shares is entitled, the Series A Preferred Shares shall be redeemed and shall no longer be deemed outstanding Shares, and all rights of the holders of such Series A Preferred Shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of Series A Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given.

(B) In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (1) the redemption date; (2) the Series A Redemption Price; (3) the number of Series A Preferred Shares to be redeemed; (4) the place or places where the Series A Preferred Shares are to be surrendered (if so required in the notice) for payment of the Series A Redemption Price (if not otherwise included with the notice); and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.

(C) If notice of redemption of any Series A Preferred Shares has been given in accordance with this Section 6.3(f)(iv), then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Shares will terminate.

(g) Application of Article VII. The Series A Preferred Shares are subject to the provisions of Article VII, including, without limitation, the provisions of Sections 7.2(a)(i) and (ii) and Section 7.3.

(h) Status of Redeemed Shares. Any Series A Preferred Shares that shall at any time have been redeemed or otherwise acquired by the Trust shall, after such redemption or acquisition, have the status of authorized but unissued Series A Preferred Shares which may be issued by the Board of Trustees from time to time at its discretion.

(i) Voting Rights. Except as provided in this Section 6.3, the holders of the Series A Preferred Shares shall not be entitled to vote on any matter submitted to the shareholders of the Trust for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Shares, voting as a separate class, shall be required for (i) authorization or issuance of any equity security of the Trust senior to or on a parity with the Series A Preferred Shares, (ii) any reclassification of the Series A Preferred Shares or (iii) any amendment to the Declaration of Trust, including the terms of the Series A Preferred Shares, whether by merger, consolidation, transfer or conveyance of all or substantially all of the assets of the Trust or otherwise (an “Event”), which amendment materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Shares or which increases the number of authorized Series A Preferred Shares to a number greater than 1,000; provided, however, that with respect to the occurrence of any Event, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series A Preferred Shares receive equity securities of the successor or survivor of such Event with substantially identical rights as the Series A Preferred Shares, taking into account that, after the occurrence of an Event, the Trust may not be the surviving entity or the surviving entity may not be a real estate investment trust, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A Preferred Shares, and in such case the holders of Series A Preferred Shares shall not have any voting rights with respect to the occurrence of any Event unless the number of authorized Series A Preferred Shares is increased to a number greater than 1,000. Notwithstanding any other provision to the contrary, each Series A Preferred Share held by Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, L.P., Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund H, L.P., each a Delaware limited partnership (collectively, “Yucaipa”), shall be entitled to one vote for every 10 Series A Preferred Shares held by Yucaipa on each matter upon which holders of the Series A Preferred Shares are entitled to vote. Each other Series A Preferred Share (i.e., each Series A Preferred Share not held by Yucaipa) shall entitle the holder thereof to one vote on each matter upon which holders of Series A Preferred Shares are entitled to vote.

(j) Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.

(k) Notice of Transfer. Holders of Series A Preferred Shares will be required to give the Trust prior written notice of any proposed transfer of Series A Preferred Shares, which notice must specify the name of the proposed transferee.

Section 6.4 Series B Preferred Shares.

(a) Definitions. For the purpose of this Section 6.4, the following terms shall have the following meanings:

(i) “Group” means a “group” as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, the regulations promulgated thereunder or Schedule 13D promulgated thereunder.

(ii) “IPO” means a firm commitment underwritten initial public offering of the Trust’s Common Shares registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-11 or an equivalent registration statement.

(iii) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding up of the Trust. The consolidation or merger of the Trust with or into any other business enterprise or of any other business enterprise with or into the Trust, or the sale, lease or conveyance of all or substantially all of the assets or business of the Trust, or a statutory share exchange, shall not, in and of itself, be deemed to constitute a Liquidation Event.

(iv) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization or association, estate, trust (including, without limitation, the trustees thereof, in their capacity as such) or other entity.

(v) “Pre-IPO Shareholders Agreement” means that certain Shareholders Agreement, dated as of December 9, 2010, by and among the Trust and the other parties signatory thereto, as it may be amended from time to time until its termination at the Effective Time (as defined in the Shareholders Agreement).

(vi) “Qualified IPO” means an IPO in which (a) the aggregate gross proceeds to the Trust are at least $250,000,000 (before deduction of underwriting discounts, commissions and expenses), and (b) the offering price per Common Share is greater than or equal to 135% of the Series B Conversion Price in effect upon the consummation of such Qualified IPO.

(vii) “Series B Effective Date” means December 15, 2010.

(viii) “Series B Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2011, or if any such day is not a Business Day, then the next succeeding Business Day.

(ix) “Series B Dividend Period” means, with respect to the first dividend period of any Series B Preferred Share, the period from and including the Original Issue Date thereof to and including the first Series B Dividend Payment Date, and with respect to each subsequent Series B Dividend Period, the period from but excluding a Series B Dividend Payment Date to and including the next succeeding Series B Dividend Payment Date or any other date as of which accrued dividends are to be calculated hereunder.

(x) “Series B Dividend Record Date” means, with respect to dividends payable on a Series B Dividend Payment Date, the fifteenth (15th) day of the calendar month preceding the month in which the Series B Dividend Payment Date falls or, with respect to dividends payable on any other date, such other date designated by the Board that is not more than thirty (30) nor less than ten (10) days prior to such payment date.

(xi) “Series B Original Issue Date” means, as to any Series B Preferred Share, the first date on which such Share is issued, such issue date to be contemporaneous with the receipt by the Trust of subscription funds for such Share.

(xii) “Series C Preferred Shares” means the preferred shares of beneficial interest of the Trust, $0.01 par value per share, designated by the Trust as the “Series C Convertible Voting Preferred Shares”.

(b) Designation and Number. (i) 375,000 Preferred Shares are hereby designated as “5.00% Series B Cumulative Convertible Voting Preferred Shares” (the “Series B Preferred Shares”). (ii) The terms and provisions of all Series B Preferred Shares shall be identical in all respects. So long as the CM Shareholder (as such term is defined in the Pre-IPO Shareholders Agreement) holds Preferred Shares, the foregoing clause (ii) shall not be amended without the written consent of the CM Shareholder.

(c) Rank. The Series B Preferred Shares shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all Junior Securities, and (ii) junior to the Series A Preferred Shares.

(d) Dividends.

(i) Dividends Generally. Subject to the terms and conditions of this Section 6.4(d), each holder of outstanding Series B Preferred Shares shall be entitled to receive dividends pursuant to Section 6.4(d)(i)(A) (“Series B Fixed Dividends”) and Section 6.4(d)(i)(B) (“Series B Participation Dividends”), in accordance with the following provisions and at the following specified times:

(A) Series B Fixed Dividends. When, as and if the Board of Trustees authorizes and the Trust declares, out of funds legally available for the payment of dividends in cash, the Trust shall pay cumulative preferential dividends per Series B Preferred Share at the rate of 5.00% per annum on the total of $1,000 plus all accumulated and unpaid dividends thereon (including, without limitation, pursuant to Section 6.4(d)(iv)). Series B Fixed Dividends shall accrue on a daily basis from the Series B Original Issue Date, and shall be payable quarterly in arrears on or before each applicable Series B Dividend Payment Date. Any Series B Fixed Dividend payable on the Series B Preferred Shares for any whole or partial Series B Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Series B Fixed Dividends (or any portion thereof) paid in cash shall be payable to holders of record of the Series B Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the applicable Series B Dividend Record Date. Any Series B Fixed Dividend (or any portion thereof) that is not paid in cash on the applicable Series B Dividend Payment Date (whether due to the Trust’s election not to pay such dividend in cash, its inability to pay such dividend in cash, the failure of the Board to declare such dividend or otherwise) shall automatically, and without any action on the part of the Trust, accrue and be included in the Series B Accrued Amount (as defined below) on such Series B Dividend Payment Date.

(B) Series B Participation Dividends. When, as and if the Board of Trustees authorizes and the Trust declares a dividend in respect of the Common Shares, out of funds legally available for the payment of dividends, the Trust shall declare and pay dividends per Series B Preferred Share in an amount and in a kind (whether in cash, securities or other property) equal to and equivalent to that which the holder of such Series B Preferred Share would have received had such holder held the number of Common Shares into which such Series B Preferred Share could be converted on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend. Series B Participation Dividends shall be payable to the holders of record of the Series B Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend; provided, however, that if the Trust declares and pays a dividend or makes a distribution on the Common Shares consisting in whole or in part of Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (“Common Shares Equivalents”), then no such Series B Participation Dividend shall be payable in respect of the Series B Preferred Shares on account of the portion of such dividend or distribution on the Common Shares payable in Common Shares or Common Shares Equivalents, and in lieu thereof, the applicable adjustment in Section 6.4(i)(v) shall apply.

(ii) Special Dividend in Connection with Dividend Shortfalls. With respect to each fiscal year of the Trust beginning in the Trust’s 2011 fiscal year and each full fiscal year thereafter, if the Trust has declared Series B Participation Dividends for any such year for a Series B Preferred Share outstanding as of the first day of such year of less than the Minimum Series B Participation Dividend (as defined below) (any such shortfall, a “Series B Dividend Shortfall”), then promptly following such determination by the Trust (but in no event later than February 1 of the immediately following fiscal year), the Trust shall declare and pay or accrue an additional dividend with respect to such Series B Preferred Share in an amount equal to the Series B Dividend Shortfall. Dividends declared and paid in cash as a result of a Series B Dividend Shortfall shall be payable to holders of record of the Series B Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the last day of the applicable fiscal year. Any dividend pursuant to this Section 6.4(d)(ii) (or any portion thereof) that is not paid in cash (whether due to the Trust’s election not to pay such dividend in cash, its inability to pay such dividend in cash, the failure of the Board to declare such dividend or otherwise) shall automatically, and without any action on the part of the Trust, accrue and be included in the Series B Accrued Amount. The holders of the Series B Preferred Shares, acting by the affirmative vote of a majority of the votes entitled to be cast, with all such holders voting as a single class, may waive the rights of the holders of Series B Preferred Shares under this Section 6.4(d)(ii) as to any fiscal year of the Trust. The provisions of this Section 6.4(d)(ii) shall terminate and be of no further force and effect upon the consummation of an IPO, so long as in connection therewith the Series B Preferred Shares convert to Common Shares pursuant to Section 6.4(i)(viii)(A)(i) or to Series C Preferred Shares pursuant to 6.4(i)(viii)(A)(ii). As used in this Section. 6.4(d)(ii), “Minimum Series B Participation Dividend” means, with respect to a Series B Preferred Share for any fiscal year, an amount equal to 2.5% of the Series B Liquidation Preference thereof as of the first day of such year.

(iii) No dividends on the Series B Preferred Shares shall be declared by the Trust or paid or set apart for payment by the Trust at any time that the terms and provisions of any written agreement between the Trust and any party that is not an affiliate of the Trust, including, without limitation, any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

(iv) Notwithstanding the provisions of Section 6.4(d)(iii) above, dividends on the Series B Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 6.4(d)(iii) above at any time prohibit the current declaration, payment or setting apart of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared. Accrued but unpaid dividends (whether or not declared) on each Series B Preferred Share shall (x) accrue daily and (y) accumulate and be included in the Series B Accrued Amount thereof as of (a) each Series B Dividend Payment Date or the date on which they otherwise first become payable, or (b) the effective date of any (i) liquidating distribution with respect thereto under Section 6.4(e), (ii) redemption thereof under Section 6.4(f) or (iii) conversion thereof under Section 6.4(i).

(v) Unless any and all accrued but unpaid dividends for past Series B Dividend Periods and any outstanding Series B Dividend Shortfall on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends (other than in shares of Junior Securities) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any shares of Junior Securities (other than dividends on Common Shares for which equivalent Series B Participation Dividends are paid), and no shares of Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Securities) by the Trust (except by conversion into or exchange for other shares of Junior Securities and except for transfers, redemptions or purchases made pursuant to the provisions of Sections 7.2(a)(ii) and 7.3).

(vi) Whether or not dividends are paid in full or a sum sufficient for such full payment is set apart on the Series B Preferred Shares, all dividends declared upon the Series B Preferred Shares shall be declared and paid pro rata based on the number of Series B Preferred Shares then outstanding.

(vii) Any dividend made on the Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full accrued but unpaid dividends on the Series B Preferred Shares as specified in this Section 6.4(d).

(e) Series B Liquidation Preference.

(i) Upon any Liquidation Event, before any payment or distribution of the Trust’s property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series B Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to its shareholders and after payment or provision for payment of the debts and other liabilities of the Trust (including, without limitation, liquidation payments to any series of senior equity securities), a liquidation preference (the “Series B Liquidation Preference”) per Series B Preferred Share in an amount equal to the greater of: (a) the sum of (i) $1,000 plus (ii) all accrued and unpaid dividends thereon through and including the date of payment, including, without limitation, all dividends accrued thereon pursuant to Section 6.4(d)(iv) as of such date (such sum, the “Series B Accrued Amount”), and (b) the payment that would be paid in connection with such Liquidation Event in respect of the number of Common Shares into which such Series B Preferred Share could be converted as of the effective date of such Liquidation Event, before any distribution is made to holders of any Junior Securities. In the event that the Trust elects to set apart the Series B Liquidation Preference for payment, the Series B Preferred Shares shall remain outstanding until the holders thereof are paid the full Series B Liquidation Preference, which payment shall be made no later than immediately prior to the Trust making its final liquidating distribution on the Common Shares.

(ii) In the event that, upon any such Liquidation Event, the available assets of the Trust are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series B Preferred Shares, then the holders of the Series B Preferred Shares shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

(iii) After payment of the full amount of the Series B Liquidation Preference to which holders of the Series B Preferred Shares are entitled (whether pursuant to Section 6.4(e)(i) or Section 6.4(e)(ii)), the holders of Series B Preferred Shares shall have no right or claim under this Declaration of Trust to any of the remaining assets of the Trust.

(iv) Upon the Trust’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check in the amount of the full Series B Liquidation Preference to which each record holder of Series B Preferred Shares is entitled (whether pursuant to Section 6.4(e)(i) or Section 6.4(e)(ii)), the Series B Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares under this Declaration of Trust shall terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series B Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust.

(f) Redemption at the Option of the Holders.

(i) Each holder of Series B Preferred Shares, at its option, upon the occurrence of any Series B Redemption Event (as defined below), may require the Trust to redeem, in whole or in part, the Series B Preferred Shares at the time held by such holder, upon written notice duly given as provided and at the times required in Section 6.4(f)(v), at a redemption price (the “Series B Redemption Price”) equal to (a) in the case of any Series B Redemption Event (other than arising in a Change of Control (as defined below)) the then current Series B Accrued Amount, payable, at the Trust’s option, in cash (which may be paid, subject to the Pre-IPO Shareholders Agreement, with the proceeds from the issuance of Common Shares or other Junior Securities) or in Common Shares valued at their Market Price (as defined in Article VII), or (b) in the case of a Series B Redemption Event arising in a Change of Control, 101% of the then current Series B Liquidation Preference, payable in cash; provided, that, (x) solely for purposes of determining the Series B Liquidation Preference in connection with this clause (b), such Change of Control shall be deemed a Liquidation Event, and (y) the minimum number of Series B Preferred Shares that a holder may require the Trust to redeem at any time shall be the lesser of (1) 75,000 Series B Preferred Shares in the aggregate with affiliates of such holder (subject to adjustment in connection with the actions of the type described in Section 6.4(i)(v)) and (2) the total number of Series B Preferred Shares held by such holder at such time. The Series B Redemption Price for any Series B Preferred Shares shall be payable on the redemption date to the holder of such Series B Preferred Shares against surrender of the certificate(s) evidencing such Shares to the Trust or its transfer agent or, if the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed, execution and delivery of an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such lost, stolen or destroyed certificates.

(ii) Within 30 days of the occurrence of a Change of Control, the Trust shall send written notice (a “Series B Change of Control Notice”) to the holders of record of the Series B Preferred Shares as of the effective date of such Change of Control, stating that a Change of Control has occurred and informing such holders that they may, at their election, tender their Series B Preferred Shares for redemption in accordance with the terms and provisions of this Section 6.4(f).

(iii) Any declared but not yet payable dividends payable on a redemption date that occurs subsequent to the Series B Dividend Record Date for a Series B Dividend Period or a record date for a dividend pursuant to Section 6.4(d)(i)(B) or Section 6.4(d)(ii) shall be paid to the holder of record of the redeemed Series B Preferred Shares on such Series Dividend Record Date relating to the Series B Dividend Payment Date or such record date, as applicable, regardless of whether such holder of record is the holder entitled to receive the Series B Redemption Price on the redemption date (and any such amount shall be deducted from the Series B Redemption Price).

(iv) The Series B Preferred Shares shall not be subject to any sinking fund or to any mandatory redemption or similar provisions except as set forth in this Section 6.4(f).

(v) Notice of every redemption of Series B Preferred Shares shall be given by the applicable holder(s) in writing delivered to the Trust at its principal office, together with written instructions regarding the number of Series B Preferred Shares for which redemption rights are being exercised pursuant to this Section 6.4(f) and surrender of the certificates evidencing the Series B Preferred Shares being redeemed, properly endorsed for transfer, and the redemption date therefor shall be the date that the Trust duly receives such notice and certificate(s). Promptly following such due receipt of such notice and certificate(s), the Trust shall promptly pay the Series B Redemption Price and any other amounts payable under this Section 6.4(f). Such notice shall be given not later than (a) in the case of any Series B Redemption Event (other than a Change of Control), thirty (30) days after the occurrence of the applicable Series B Redemption Event, or (b) in the case of a Series B Redemption Event arising due to a Change of Control, thirty (30) days after receipt of the Series B Change of Control Notice. If such notice is not duly given within such thirty (30)-day period by any holder, then such holder’s right to require the Trust to redeem the Series B Preferred Shares held by such holder shall be deemed to be irrevocably waived until the next succeeding Series B Redemption Event with respect to the Series B Preferred Shares.

(vi) If fewer than all the Series B Preferred Shares evidenced by any certificate are redeemed, a new certificate shall be issued evidencing the unredeemed Shares without charge to the holder thereof.

(vii) As used in this Section 6.4(f), (a) “Series B Redemption Event” means the occurrence of (1) the tenth (10th) anniversary of the Series B Effective Date and each subsequent anniversary thereafter, or (2) a Change of Control, and (b) “Change of Control” means the acquisition (whether by reclassification, merger, consolidation, reorganization or otherwise) by any Person or Persons constituting a Group of Control or ownership, directly or indirectly, beneficially or of record, of more than 50% of the Common Shares on a fully diluted basis, including all outstanding securities convertible into or exchangeable or exercisable for Common Shares on an as-converted or as-exercised basis (including, without limitation, the Series B Preferred Shares and outstanding options and warrants exercisable for Common Shares) (the “Fully Diluted Common Shares”), unless immediately following such acquisition The Yucaipa Companies, LLC or its affiliates Control or own, directly or indirectly, beneficially or of record, more than 50% of the Fully Diluted Common Shares.

(g) Status of Redeemed Shares. Any Series B Preferred Shares that shall at any time have been redeemed or otherwise acquired by the Trust (pursuant to Section 6.4(f) or otherwise) shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares which may be issued by the Board from time to time at its discretion.

(h) Voting Rights.

(i) Except as otherwise expressly provided herein and subject to the terms of the Pre-IPO Shareholders Agreement, the Series B Preferred Shares shall have equivalent voting rights as the Common Shares, and shall not vote as a separate class, at any annual or special meeting of the shareholders of the Trust, and may act by written consent, in either case upon the following basis: each holder of Series B Preferred Shares shall be entitled to such number of votes as shall be equal to the whole number of Common Shares into which such holder’s aggregate Series B Preferred Shares are convertible as of the record date fixed for such meeting or the effective date of such written consent.

(ii) Subject to the Pre-IPO Shareholders Agreement and the last sentence of Section 6.4(b) hereof, any amendment to this Section 6.4 may be made only with the affirmative vote of (A) at least a majority of the Trustees of the Board and (B) holders of a majority of the outstanding Series B Preferred Shares, and holders of shares of any other class or series, including Common Shares, shall not be entitled to vote thereon.

(iii) Subject to the Pre-IPO Shareholders Agreement, the Trust shall not, without the prior consent or approval of holders of a majority of the outstanding Series B Preferred Shares: (A) amend, alter, repeal or amend and restate the Declaration of Trust or Bylaws (whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner which would adversely affect the rights, privileges or preferences of the Series B Preferred Shares, or (B) authorize, issue or otherwise create any capital stock or Shares (or securities convertible into or exchangeable or exercisable for capital stock or Shares) other than Junior Securities (or securities convertible into or exchangeable or exercisable for Junior Securities).

(i) Conversion. The Series B Preferred Shares shall be convertible into Common Shares in accordance with the provisions of this Section 6.4(i).

(i) Optional Conversion. Subject to and in compliance with the provisions of this Section 6.4(i), any Series B Preferred Share may, at the option of the holder, be converted at any time into fully paid and nonassessable Common Shares. The number of Common Shares to which a holder of Series B Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the Series B Conversion Rate then in effect (determined as provided in Section 6.4(i)(ii)) by the number of Series B Preferred Shares being converted.

(ii) Series B Conversion Rate. The “Series B Conversion Rate” in effect at any time for conversion of the Series B Preferred Shares shall be the quotient obtained by dividing the then current Series B Accrued Amount by the then current Series B Conversion Price (determined as provided in Section 6.4(i)(iii)).

(iii) Series B Conversion Price. The “Series B Conversion Price” for the Series B Preferred Shares initially shall be $11.2815. The Series B Conversion Price shall be adjusted from time to time in accordance with this Section 6.4(i). All references herein to the Series B Conversion Price shall mean the Series B Conversion Price as so adjusted.

(iv) Mechanics of Conversion. Each holder of any Series B Preferred Shares who desires to convert the same into Common Shares pursuant to this Section 6.4(i) shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Trust or any transfer agent for the Series B Preferred Shares and shall give written notice to the Trust at such office that such holder elects to convert the same. Such notice shall state the number of Series B Preferred Shares being converted. Thereupon, the Trust shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of Common Shares to which such holder is entitled and shall promptly pay (in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares, based on the Market Price thereof as of the date of such conversion) any declared but not yet payable Series B Participation Dividends or other cash dividends on the Series B Preferred Shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender by the holder thereof of the certificates evidencing the Series B Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares as of such date.

(v) Adjustments.

(A) Share Splits; Subdivisions; Dividends; Distributions. In the event the Trust should at any time or from time to time on or after the Series B Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the making of a dividend or other distribution to all holders of Common Shares payable in additional Common Shares or Common Shares Equivalents without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including, without limitation, the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the then current Series B Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Series B Preferred Share shall be increased in proportion to such increase of the aggregate number of Common Shares outstanding.

(B) Reverse Share Splits. If the number of Common Shares outstanding at any time on or after the Series B Effective Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the then current Series B Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each Series B Preferred Share shall be decreased in proportion to such decrease of the aggregate number of Common Shares outstanding.

(C) Recapitalization Event. If at any time or from time to time on or after the Series B Effective Date there shall be a recapitalization, reclassification, or reorganization of the Common Shares or a merger or consolidation of the Trust with and into another entity in which the Trust does not survive (other than a subdivision or combination provided for elsewhere in this Section 6.4(i)) or the Trust shall be party to a share exchange in which Common Shares are exchanged for other securities (any such event, a “Recapitalization Event”), provision shall be made so that the holders of the Series B Preferred Shares shall thereafter be entitled to receive upon conversion of such Series B Preferred Shares the number of Shares or other securities or cash or other property of the Trust or otherwise, to which a holder of the number of Common Shares deliverable upon conversion of the Series B Preferred Shares held by such holder would have been entitled after such Recapitalization Event if immediately prior thereto such holder had converted its Series B Preferred Shares into Common Shares. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6.4(i)(v)(C) with respect to the rights of the holders of the Series B Preferred Shares after the Recapitalization Event to the end that the provisions of this Section 6.4(i)(v)(C) (including adjustment of the Series B Conversion Price then in effect and the number of Common Shares into which the Series B Preferred Shares are convertible) shall be applicable after that event as nearly equivalent as may be practicable. The Trust shall not effect any such Recapitalization Event unless, prior to the consummation thereof, the successor Person resulting from such Recapitalization Event, shall assume, by written instrument, the obligation to deliver to the holders of the Series B Preferred Shares upon conversion such number of Shares or other securities or cash or other property, which, in accordance with the foregoing provisions, such holders of the Series B Preferred Shares shall be entitled to receive upon such conversion.

(D) Other Anti-Dilution Provisions. If the Trust issues any securities on or after the Series B Effective Date containing provisions protecting the holders thereto against dilution in any manner more favorable to such holders thereof than those set forth in this Section 6.4, such more favorable portions thereof shall be deemed to be incorporated herein as if fully set forth in this Section 6.4, and to the extent inconsistent with any provisions of this Section 6.4, shall be deemed to be substituted therefor.

(E) Successive Adjustments. Any adjustment made pursuant to this Section 6.4(i)(v) shall be made successively whenever an event referred to herein shall occur.

(vi) Fractional Shares and Certificates as to Adjustments.

(A) All Common Shares (including fractions thereof) issuable upon conversion of more than one Series B Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Trust (at its option) may, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Market Price on the date of conversion.

(B) Upon the occurrence of each adjustment or readjustment of any Series B Conversion Price pursuant to Section 6.4(i)(v), the Trust, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Shares whose Series B Conversion Price was adjusted or readjusted a certificate (or other notice) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustments or readjustment is based. The Trust shall, upon the written request at any time of any holder of Series B Preferred Shares, furnish or cause to be furnished to such holder a like certificate (or other notice) setting forth (i) such adjustment and readjustment, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of Common Shares and the amount, if any, of other property that at any time would be received upon the conversion of a Series B Preferred Share.

(vii) Notices of Record Dates. Upon any acquisition of the Trust, any action of the type described in Section 6.4(i)(v), any sale of all or substantially all of the assets of the Trust, or any voluntary Liquidation Event, the Trust shall mail to each holder of Series B Preferred Shares at least twenty (20) days prior to the record date specified therein a notice specifying (i) the date on which any such acquisition, action of the type described in Section 6.4(i)(v), asset sale, or voluntary Liquidation Event is expected to become effective, and (ii) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such acquisition, action of the type described in Section 6.4(i)(v), asset sale, or voluntary Liquidation Event.

(viii) Automatic Conversion.

(A) Each Series B Preferred Share shall automatically be converted (i) into Common Shares based on the then effective Series B Conversion Rate immediately upon the consummation of a Qualified IPO, or (ii) into one (1) Series C Preferred Share upon the consummation of any IPO that is not a Qualified IPO (any event referred to in (i) or (ii), a “Series B Automatic Conversion Event”). The Trust shall promptly notify the holders of Series B Preferred Shares in writing of the occurrence of a Series B Automatic Conversion Event; provided, that, the Trust’s failure to provide such notice, or its failure to be received, shall not alter or affect the automatic conversion of the Series B Preferred Shares occurring in connection therewith, except to the extent that the holders of Series B Preferred Shares are prejudiced thereby. Upon a Series B Automatic Conversion Event described in this Section 6.4(i)(viii)(A), any declared but not yet payable Series B Participation Dividend or other cash dividends with respect to the Series B Preferred Shares shall be paid in accordance with the provisions of Section 6.4(i)(iv).

(B) Upon a Series B Automatic Conversion Event, the outstanding Series B Preferred Shares shall be converted automatically without any further action by the holders thereof or by the Trust and whether or not the certificates evidencing such Shares are surrendered to the Trust or its transfer agent; provided, that, the Trust shall not be obligated to issue certificates evidencing the Common Shares or Series C Preferred Shares, as applicable, issuable upon such conversion unless the certificates evidencing such Series B Preferred Shares are delivered to the Trust or its transfer agent as provided below, or the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such certificates. Upon receipt of notice of the occurrence of a Series B Automatic Conversion Event, the holders of Series B Preferred Shares shall promptly surrender the certificates evidencing such shares at the office of the Trust or any transfer agent for the Series B Preferred Shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares or Series C Preferred Shares, as applicable, to which such holder is entitled in connection with such Series B Automatic Conversion Event.

(ix) Reservation of Shares Issuable Upon Conversion or Adjustment. The Trust shall at all times reserve and keep available (i) out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion or adjustment of the Series B Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion or adjustment of all then outstanding Series B Preferred Shares in compliance with this Section 6.4 and (ii) out of its authorized but unissued Series C Preferred Shares solely for the purpose of effecting the conversion of the Series B Preferred Shares in compliance with Section 6.4(i)(viii), such number of Series C Preferred Shares as shall from time to time be sufficient to effect the conversion of all then outstanding Series B Preferred Shares in compliance with Section 6.4(i)(viii). If at any time the number of authorized but unissued Common Shares or Series C Preferred Shares, as applicable, shall not be sufficient to effect the conversion or adjustment of all then outstanding Series B Preferred Shares, the Trust shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares or Series C Preferred Shares, as applicable, to such number as shall be sufficient for such purpose.

(x) No Dilution or Impairment. The Trust shall not, by amendment to the Declaration of Trust or other governing documents or by participating in any transfer of assets, voluntary Liquidation Event, action contemplated by Section 6.4(f)(v) or taking any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of holders of the Series B Preferred Shares against impairment.

(j) Preemptive Rights.

(i) Each holder of Series B Preferred Shares shall have the right to purchase its Pro Rata Amount (as defined below) of any New Securities (as defined below) that the Trust may, from time to time, propose to sell and issue. In the event the Trust proposes to issue any New Securities, it shall give all holders of Series B Preferred Shares written notice, at their last addresses as they shall appear in the share register, at least thirty (30) days before such issuance, describing the New Securities, the price and number of shares (or principal amount) and the general terms upon which the Trust proposes to issue the same. Each such holder shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to such holder’s Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Trust at its principal office or such other address as may be specified by the Trust in its written notice to the holders, of such holder’s intention to purchase such New Securities at the initial closing of the sale of New Securities and the number of such New Securities that such holder intends to purchase.

(ii) If a holder of Series B Preferred Shares fails to exercise in full its right of participation within said thirty (30) day period as set forth in Section 6.4(j)(i) above, the Trust shall have one hundred eighty (180) days thereafter to sell additional amounts of New Securities as to which such holder’s option was not exercised, at the same price as specified in the Trust’s notice and upon terms (other than price) no more favorable in any material respect to the buyer thereof than the terms specified in the Trust’s notice. The Trust shall not issue or sell any additional amounts of New Securities after the expiration of such one hundred eighty (180)-day period without first offering such securities to the holders of Series B Preferred Shares in the manner provided in Section 6.4(j)(i) above.

(iii) For purposes of this Section 6.4(j), the term “Pro Rata Amount” means, at any time, with respect to any holder of Series B Preferred Shares, the ratio of (a) the number of Common Shares into which the Series B Preferred Shares held by such holder are then convertible, to (b) the total number of Common Shares of the Trust outstanding (on a fully diluted basis), including all outstanding securities convertible into or exchangeable or exercisable for Common Shares on an as-converted or exercised basis (including, without limitation, the Series B Preferred Shares and outstanding options and warrants exercisable for Common Shares); and “New Securities” means any Shares of the Trust, whether or not now authorized, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Shares, other than (1) the Series B Preferred Shares issued on the Series B Effective Date and Common Shares issued upon conversion thereof, (2) Common Shares and/or options, warrants or other Common Share purchase rights, and the Common Shares issued pursuant to such options, warrants or other rights issued or to be issued to employees, officers or directors of, or consultants to the Trust or any subsidiary of the Trust pursuant to share purchase or share option plans or other arrangements approved by the Board and in compliance with the Pre-IPO Shareholders Agreement; (3) securities issued as consideration for the Trust’s bona fide arms-length acquisition of another business enterprise by merger, purchase of all or substantially all assets, purchase of shares, or other reorganization in compliance with the Pre-IPO Shareholders Agreement; (4) Common Shares issued upon the exchange or conversion of equity interests in Americold Realty Operating Partnership, L.P. or its successor; (5) securities issued in any share split, share dividend or recapitalization of the Trust for which an adjustment is made to the terms of conversion of the Series B Preferred Shares under Section 6.4(i); (6) securities issued and sold by means of an IPO in compliance with the Pre-IPO Shareholders Agreement; and (7) Series A Preferred Shares not to exceed $200,000 in aggregate liquidation preference at any time outstanding.

(iv) The preemptive rights provided for in this Section 6.4(j) shall terminate and be of no further force and effect from and after the consummation of any IPO.

Section 6.5 Series C Preferred Shares.

(a) Definitions. For the purpose of this Section 6.5, the following terms shall have the following meanings:

(i) “First Full Calendar Year” means the first full calendar year of the Trust following the Series C Conversion Date.

(ii) “Group” has the meaning ascribed to such term in Section 6.4(a)(i).

(iii) “IPO” has the meaning ascribed to such term in Section 6.4(a)(ii).

(iv) “Liquidation Event” has the meaning ascribed to such term in Section 6.4(a)(iii).

(v) “Original Issue Date” means, as to any Series C Preferred Share, the first date on which such Share is issued.

(vi) “Person” has the meaning ascribed to such term in Section 6.4(a)(iv).

(vii) “Pre-IPO Shareholders Agreement” has the meaning ascribed to such term in Section 6.4(a)(v).

(viii) “Qualified IPO” means an IPO in which (a) the aggregate gross proceeds to the Trust are at least $250,000,000 (before deduction of underwriting discounts, commissions and expenses), and (b) the offering price per Common Share is greater than or equal to 135% of the Series B Conversion Price in effect upon the consummation of such Qualified IPO.

(ix) “Series B Accrued Amount” means the Series B Accrued Amount (as defined in Section 6.4(e)(i)) of each Series B Preferred Share immediately prior to the conversion thereof to a Series C Preferred Share.

(x) “Series B Effective Date” has the meaning ascribed to such term in Section 6.4(a)(vi).

(xi) “Series C Accrued Amount” means the Series B Accrued Amount plus all accrued and unpaid dividends on each Series C Preferred Share through and including the date of payment, including, without limitation, all dividends accrued thereon pursuant to Section 6.5(d) as of such date, it being agreed and understood that, without duplication, all accrued and unpaid dividends included in the Series B Accrued Amount of each Series B Preferred Share as of the Series C Conversion Date therefor shall, for all purposes hereunder, be deemed to be accrued and unpaid dividends on the Series C Preferred Share into which such Series B Preferred Share is converted.

(xii) “Series C Conversion Date” means the consummation date of an IPO that is not a Qualified IPO.

(xiii) “Series C Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year, commencing on the first such date following the Series C Conversion Date, or if any such day is not a Business Day, then the next succeeding Business Day.

(xiv) “Series C Dividend Period” means, with respect to the first dividend period of any Series C Preferred Share, the period from and including the Original Issue Date thereof to and including the first Series C Dividend Payment Date, and with respect to each subsequent Series C Dividend Period, the period from but excluding a Series C Dividend Payment Date to and including the next succeeding Series C Dividend Payment Date or any other date as of which accrued dividends are to be calculated hereunder.

(xv) “Series C Dividend Record Date” means, with respect to dividends payable on a Series C Dividend Payment Date, the fifteenth (15th) day of the calendar month preceding the month in which the Series C Dividend Payment Date falls or, with respect to dividends payable on any other date, such other date designated by the Board that is not more than thirty (30) nor less than ten (10) days prior to such payment date.

(b) Designation and Number. (i) 375,000 Preferred Shares are hereby designated as “Series C Cumulative Convertible Voting Preferred Shares” (the “Series C Preferred Shares”). (ii) The terms and provisions of all Series C Preferred Shares shall be identical in all respects. So long as the CM Shareholder (as such term is defined in the Pre-IPO Shareholders Agreement) holds Series C Preferred Shares or Common Shares issued upon conversion thereof, the foregoing clause (ii) shall not be amended without the written consent of the CM Shareholder.

(c) Rank. The Series C Preferred Shares shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all Junior Securities, and (ii) junior to the Series A Preferred Shares.

(d) Dividends.

(i) Dividends Generally. Subject to the terms and conditions of this Section 6.5(d)(i), each holder of outstanding Series C Preferred Shares shall be entitled to receive either (but not both) (x) dividends pursuant to Section 6.5(d)(i)(A) (“Series C Participation Dividends”); or (y) if determined prior to the Series C Conversion Date pursuant to Section 4.9 of the Pre-IPO Shareholders Agreement, dividends pursuant to Section 6.5(d)(i)(B) (“Series C Fixed Dividends” and, either (x) or (y), as applicable, the “Applicable Dividend”).

(A) Series C Participation Dividends. When, as and if the Board authorizes and the Trust declares a dividend in respect of the Common Shares, out of funds legally available for the payment of dividends, the Trust shall declare and pay dividends per Series C Preferred Share in an amount and in a kind (whether in cash, securities or other property) equal to and equivalent to that which the holder of such Series C Preferred Share would have received had such holder held the number of Common Shares into which such Series C Preferred Share could be converted on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend. Series C Participation Dividends shall be payable to the holders of record of the Series C Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend; provided, however, that if the Trust declares and pays a dividend or makes a distribution on the Common Shares consisting in whole or in part of Common Shares or Common Shares Equivalents (as defined below), then no such Series C Participation Dividend shall be payable in respect of the Series C Preferred Shares on account of the portion of such dividend or distribution on the Common Shares payable in Common Shares or Common Shares Equivalents, and in lieu thereof, the applicable adjustment in Section 6.5(i)(v) shall apply.

(B) Series C Fixed Dividends. When, as and if the Board authorizes and the Trust declares, out of funds legally available for the payment of dividends in cash, the Trust shall pay cumulative preferential dividends per Series C Preferred Share at the rate of 5.00% per annum on the total of $1,000 plus all accumulated and unpaid dividends thereon (including, without limitation, pursuant to Section 6.5(d)(iv)). Series C Fixed Dividends shall accrue on a daily basis from the Series C Original Issue Date of each Series C Preferred Share, and shall be payable quarterly in arrears on or before each applicable Series C Dividend Payment Date. Any Series C Fixed Dividend payable on the Series C Preferred Shares for any whole or partial Series C Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Series C Fixed Dividends (or any portion thereof) paid in cash shall be payable to holders of record of the Series C Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the applicable Series C Dividend Record Date. Any Series C Fixed Dividend (or any portion thereof) that is not paid in cash on the applicable Series C Dividend Payment Date (whether due to the Trust’s election not to pay such dividend in cash, its inability to pay such dividend in cash, the failure of the Board to declare such dividend or otherwise) shall automatically, and without any action on the part of the Trust, accrue and be included in the Series C Accrued Amount on such Series C Dividend Payment Date.

(ii) No dividends on the Series C Preferred Shares shall be declared by the Trust or paid or set apart for payment by the Trust at any time that the terms and provisions of any written agreement between the Trust and any party that is not an affiliate of the Trust, including, without limitation, any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

(iii) Notwithstanding the provisions of Section 6.5(d)(ii), dividends on the Series C Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 6.5(d)(ii) above at any time prohibit the current declaration, payment or setting apart of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared. Accrued but unpaid dividends (whether or not declared) on each Series C Preferred Share shall (x) accrue daily and (y) accumulate and be included in the Series C Accrued Amount thereof as of (a) each Series C Dividend Payment Date or the date on which they otherwise first become payable, or (b) the effective date of any (i) liquidating distribution with respect thereto under Section 6.5(e), (ii) redemption thereof under Section 6.5(f) or (iii) conversion thereof under Section 6.5(i).

(iv) Unless any and all accrued but unpaid dividends for past Series C Dividend Periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends (other than in shares of Junior Securities) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any shares of Junior Securities (other than dividends on Common Shares for which equivalent Series C Participation Dividends are paid), nor shall any shares of Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Securities) by the Trust (except by conversion into or exchange for other shares of Junior Securities and except for transfers, redemptions or purchases made pursuant to the provisions of Sections 7.2(a)(ii) and 7.3).

(v) Whether or not dividends are paid in full or a sum sufficient for such full payment is set apart on the Series C Preferred Shares, all dividends declared upon the Series C Preferred Shares shall be declared and paid pro rata based on the number of Series C Preferred Shares then outstanding.

(vi) Any dividend made on the Series C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series C Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full accrued but unpaid dividends on the Series C Preferred Shares as specified in this Section 6.5(d).

(vii) Dividend Election Reversal. If requested in writing by the holders of a majority of the outstanding Series C Preferred Shares (a “Meeting Request”), delivered to the Trust at any time not later than September 30 of the First Full Calendar Year, the Trust shall promptly (but in no event later than December 15 of such year) call a meeting of the holders of the Series C Preferred Shares and, at such meeting, the holders of the Series C Preferred Shares, by the affirmative vote of a majority of the votes entitled to be cast, with all such holders voting as a single class, shall have the right to change the Applicable Dividend from Series C Fixed Dividends to Series C Participation Dividends or from Series C Participation Dividends to Series C Fixed Dividends, as applicable. Any such change of the Applicable Dividend shall apply to all Series C Preferred Shares and shall be irrevocable. Any such change of the Applicable Dividend shall be effective as of the January 1 immediately following the date on which the holders of Series C Preferred Shares delivered the Meeting Request. The right of the holders of a majority of the outstanding Series C Preferred Shares to making a Meeting Request (and the right to change the Applicable Dividend as set forth in this Section) may be exercised only once and shall thereafter expire.

(e) Liquidation Preference.

(i) Upon any Liquidation Event, before any payment or distribution of the Trust’s property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series C Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to its shareholders and after payment or provision for payment of the debts and other liabilities of the Trust (including, without limitation, liquidation payments to any series of senior equity securities), a liquidation preference (the “Series C Liquidation Preference”) per Series C Preferred Share in an amount equal to the greater of: (a) the Series C Accrued Amount and (b) the payment that would be paid in connection with such Liquidation Event in respect of the number of Common Shares into which such Series C Preferred Share could be converted as of the effective date of such Liquidation Event, before any distribution is made to holders of any Junior Securities. In the event that the Trust elects to set apart the Series C Liquidation Preference for payment, the Series C Preferred Shares shall remain outstanding until the holders thereof are paid the full Series C Liquidation Preference, which payment shall be made no later than immediately prior to the Trust making its final liquidating distribution on the Common Shares.

(ii) In the event that, upon any such Liquidation Event, the available assets of the Trust are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series C Preferred Shares, then the holders of the Series C Preferred Shares shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

(iii) After payment of the full amount of the Liquidation Preference to which holders of the Series C Preferred Shares are entitled (whether pursuant to Section 6.5(e)(i) or Section 6.5(e)(ii)), the holders of Series C Preferred Shares shall have no right or claim under this Declaration of Trust to any of the remaining assets of the Trust.

(iv) Upon the Trust’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check in the amount of the full Series C Liquidation Preference to which each record holder of Series C Preferred Shares is entitled (whether pursuant to Section 6.5(e)(i) or Section 6.5(e)(ii)), the Series C Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares shall terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series C Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust.

(f) Redemption at the Option of the Holders.

(i) Each holder of Series C Preferred Shares, at its option, upon the occurrence of any Series C Redemption Event (as defined below), may require the Trust to redeem, in whole or in part, the Series C Preferred Shares at the time held by such holder, upon written notice duly given as provided and at the times required in Section 6.5(f)(v), at a redemption price (the “Series C Redemption Price”) equal to (a) in the case of any Series C Redemption Event (other than arising in a Change of Control (as defined below)) the then current Series C Accrued Amount, payable, at the Trust’s option, in cash (which may be paid, subject to the Pre-IPO Shareholders Agreement, with the proceeds from the issuance of Common Shares or other Junior Securities) or in Common Shares valued at their Market Price, or (b) in the case of a Series C Redemption Event arising in a Change of Control, 101% of the then current Series C Liquidation Preference, payable in cash; provided, that, (x) solely for purposes of determining the Series C Liquidation Preference in connection with this clause (b), such Change of Control shall be deemed a Liquidation Event, and (y) the minimum number of Series C Preferred Shares that a holder may require the Trust to redeem at any time shall be the lesser of (1) 75,000 Series C Preferred Shares in the aggregate with affiliates of such holder (subject to adjustment in connection with the actions of the type described in Sections 6.5(i)(v) and 6.4(i)(v)) and (2) the total number of Series C Preferred Shares held by such holder at such time. The Series C Redemption Price for any Series C Preferred Shares shall be payable on the redemption date to the holder of such Series C Preferred Shares against surrender of the certificate(s) evidencing such Shares to the Trust or its transfer agent or, if the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed, execution and delivery of an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such lost, stolen or destroyed certificates.

(ii) Within 30 days of the occurrence of a Change of Control, the Trust shall send written notice (a “Series C Change of Control Notice”) to the holders of record of the Series C Preferred Shares as of the effective date of such Change of Control, stating that a Change of Control has occurred and informing such holders that they may, at their election, tender their Series C Preferred Shares for redemption in accordance with the terms and provisions of this Section 6.5(f).

(iii) Any declared but not yet payable dividends payable on a redemption date that occurs subsequent to the Series C Dividend Record Date for a Series C Dividend Period or a record date for a dividend pursuant to Section 6.5(d)(i)(A) shall be paid to the holder of record of the redeemed Series C Preferred Shares on such Series C Dividend Record Date relating to the Series C Dividend Payment Date or such record date, as applicable, regardless of whether such holder of record is the holder entitled to receive the Series C Redemption Price on the redemption date (and any such amount shall be deducted from the Series C Redemption Price).

(iv) The Series C Preferred Shares shall not be subject to any sinking fund or to any mandatory redemption or similar provisions except as set forth in this Section 6.5(f).

(v) Notice of every redemption of Series C Preferred Shares shall be given by the applicable holder(s) in writing delivered to the Trust at its principal office, together with written instructions regarding the number of Series C Preferred Shares for which redemption rights are being exercised pursuant to this Section 6.5(f) and surrender of the certificates evidencing the Series C Preferred Shares being redeemed, properly endorsed for transfer, and the redemption date therefor shall be the date that the Trust duly receives such notice and certificate(s). Promptly following such due receipt of such notice and certificate(s), the Trust shall promptly pay the Series C Redemption Price and any other amounts payable under this Section 6.5(f). Such notice shall be given not later than (a) in the case of any Series C Redemption Event (other than a Change of Control), thirty (30) days after the occurrence of the applicable Series C Redemption Event, or (b) in the case of a Series C Redemption Event arising due to a Change of Control, thirty (30) days after receipt of the Series C Change of Control Notice. If such notice is not duly given within such thirty (30)-day period by any holder, then such holder’s right to require the Trust to redeem the Series C Preferred Shares held by such holder shall be deemed to be irrevocably waived until the next succeeding Series C Redemption Event with respect to the Series C Preferred Shares.

(vi) If fewer than all the Series C Preferred Shares evidenced by any certificate are redeemed, a new certificate shall be issued evidencing the unredeemed Shares without charge to the holder thereof.

(vii) As used in this Section 6.5(f), (a) “Series C Redemption Event” means the occurrence of (1) the tenth (10th) anniversary of the Series B Effective Date and each subsequent anniversary thereafter, or (2) a Change of Control, and (b) “Change of Control” means the acquisition (whether by reclassification, merger, consolidation, reorganization or otherwise) by any Person or Persons constituting a Group of Control or ownership, directly or indirectly, beneficially or of record, of more than 50% of the Fully Diluted Common Shares, unless immediately following such acquisition The Yucaipa Companies, LLC or its affiliates Control or own, directly or indirectly, beneficially or of record, more than 50% of the Fully Diluted Common Shares.

(g) Status of Redeemed Shares. Any Series C Preferred Shares that shall at any time have been redeemed or otherwise acquired by the Trust (pursuant to Section 6.5(f) or otherwise) shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares which may be issued by the Board from time to time at its discretion.

(h) Voting Rights.

(i) Except as otherwise expressly provided herein and subject to the terms of the Pre-IPO Shareholders Agreement, the Series C Preferred Shares shall have equivalent voting rights as the Common Shares, and shall not vote as a separate class, at any annual or special meeting of the shareholders of the Trust, and may act by written consent, in either case upon the following basis: each holder of Series C Preferred Shares shall be entitled to such number of votes as shall be equal to the whole number of Common Shares into which such holder’s aggregate Series C Preferred Shares are convertible as of the record date fixed for such meeting or the effective date of such written consent.

(ii) Subject to the Pre-IPO Shareholders Agreement and the last sentence of Section 6.5(b), any amendment to Section 6.5 may be made (i) prior to the Series C Conversion Date, in accordance with Section 6.5(h)(iii) and (ii) from and after the Series C Conversion Date, by holders of a majority of the outstanding Series C Preferred Shares, and holders of shares of any other class or series, including Common Shares, shall not be entitled to vote thereon.

(iii) From and after the Series C Conversion Date, the Trust shall not, without the prior consent or approval of holders of a majority of the outstanding Series C Preferred Shares: (i) amend, alter, repeal or amend and restate the Declaration of Trust or Bylaws (whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner which would adversely affect the rights, privileges or preferences of the Series C Preferred Shares; or (ii) authorize, issue or otherwise create any capital stock or Shares (or securities convertible into or exchangeable or exercisable for capital stock or Shares) other than Junior Securities (or securities convertible into or exchangeable or exercisable for Junior Securities).

(i) Conversion. The Series C Preferred Shares shall be convertible into Common Shares in accordance with the provisions of this Section 6.5(i).

(i) Optional Conversion. Subject to and in compliance with the provisions of this Section 6.5(i), any Series C Preferred Share may, at the option of the holder, be converted at any time into fully-paid and nonassessable Common Shares. The number of Common Shares to which a holder of Series C Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the Series C Conversion Rate then in effect (determined as provided in Section 6.5(i)(ii)) by the number of Series C Preferred Shares being converted.

(ii) Series C Conversion Rate. The “Series C Conversion Rate” in effect at any time for conversion of the Series C Preferred Shares shall be the quotient obtained by dividing the Series C Accrued Amount by the Series C Conversion Price (determined as provided in Section 6.5(i)(iii)).

(iii) Series C Conversion Price. The “Series C Conversion Price” means the Series B Conversion Price (as defined in Section 6.4(i)(iii)) of the Series B Preferred Shares immediately prior to the conversion thereof to Series C Preferred Shares. The Series C Conversion Price shall be adjusted from time to time in accordance with this Section 6.5(i). All references herein to the Series C Conversion Price shall mean the Series C Conversion Price as so adjusted.

(iv) Mechanics of Conversion. Each holder of any Series C Preferred Shares who desires to convert the same into Common Shares pursuant to this Section 6.5(i) shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Trust or any transfer agent for the Series C Preferred Shares and shall give written notice to the Trust at such office that such holder elects to convert the same. Such notice shall state the number of Series C Preferred Shares being converted. Thereupon, the Trust shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of Common Shares to which such holder is entitled and shall promptly pay (in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (based on the Market Price thereof as of the date of such conversion), any declared but not yet payable Series C Participation Dividend or other cash dividends on the Series C Preferred Shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender by the holder thereof of the certificates evidencing the Series C Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares as of such date.

(v) Adjustments.

(A) Share Splits; Subdivisions; Dividends; Distributions. In the event the Trust should at any time or from time to time on or after the Series C Conversion Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the making of a dividend or other distribution to all holders of Common Shares payable in additional Common Shares or Common Shares Equivalents without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including, without limitation, the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the then current Series C Conversion Price applicable to the Series C Preferred Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Series C Preferred Share shall be increased in proportion to such increase of the aggregate number of Common Shares outstanding.

(B) Reverse Share Splits. If the number of Common Shares outstanding at any time on or after the Series C Conversion Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the then current Series C Conversion Price applicable to the Series C Preferred Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each Series C Preferred Share shall be decreased in proportion to such decrease of the aggregate number of Common Shares outstanding.

(C) Recapitalization Event. If at any time or from time to time on or after the Series C Conversion Date there shall be a Recapitalization Event, provision shall be made so that the holders of the Series C Preferred Shares shall thereafter be entitled to receive upon conversion of such Series C Preferred Shares the number of Shares or other securities or cash or other property of the Trust or otherwise, to which a holder of the number of Common Shares deliverable upon conversion of the Series C Preferred Shares held by such holder would have been entitled after such Recapitalization Event if immediately prior thereto such holder had converted its Series C Preferred Shares into Common Shares. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6.5(i) with respect to the rights of the holders of the Series C Preferred Shares after the Recapitalization Event to the end that the provisions of this Section 6.5(i) (including adjustment of the Series C Conversion Price then in effect and the number of Common Shares into which the Series C Preferred Shares are convertible) shall be applicable after that event as nearly equivalent as may be practicable. The Trust shall not effect any such Recapitalization Event unless, prior to the consummation thereof, the successor Person resulting from such Recapitalization Event, shall assume, by written instrument, the obligation to deliver to the holders of the Series C Preferred Shares upon conversion such number of Shares or other securities or cash or other property, which, in accordance with the foregoing provisions, such holders of the Series C Preferred Shares shall be entitled to receive upon such conversion.

(D) Other Anti-Dilution Provisions. If the Trust issues any securities on or after the Series C Conversion Date containing provisions protecting the holders thereto against dilution in any manner more favorable to such holders thereof than those set forth in this Section 6.5, such more favorable portions thereof shall be deemed to be incorporated herein as if fully set forth in this Section 6.5, and to the extent inconsistent with any provisions of this Section 6.5, shall be deemed to be substituted therefor.

(E) Successive Adjustments. Any adjustment made pursuant to this Section 6.5(i)(v) shall be made successively whenever an event referred to herein shall occur.

(vi) Fractional Shares and Certificates as to Adjustments.

(A) All Common Shares (including fractions thereof) issuable upon conversion of more than one Series C Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Trust (at its option) may, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Market Price on the date of conversion.

(B) Upon the occurrence of each adjustment or readjustment of any Series C Conversion Price pursuant to Section 6.5(i), the Trust, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Shares whose Series C Conversion Price was adjusted or readjusted a certificate (or other notice) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustments or readjustment is based. The Trust shall, upon the written request at any time of any holder of Series C Preferred Shares, furnish or cause to be furnished to such holder a like certificate (or other notice) setting forth (i) such adjustment and readjustment, (ii) the Series C Conversion Price at the time in effect, and (iii) the number of Common Shares and the amount, if any, of other property that at any time would be received upon the conversion of a Series C Preferred Share.

(vii) Notices of Record Dates. Upon any acquisition of the Trust, any action of the type described in Section 6.5(i)(v), any sale of all or substantially all of the assets of the Trust, or any voluntary Liquidation Event, the Trust shall mail to each holder of Series C Preferred Shares at least twenty (20) days prior to the record date specified therein a notice specifying (i) the date on which any such acquisition, action of the type described in Section 6.5(i)(v), asset sale, or voluntary Liquidation Event is expected to become effective, and (ii) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such acquisition, action of the type described in Section 6.5(i)(v), asset sale, or voluntary Liquidation Event.

(viii) Automatic Conversion.

(A) At any time after December 9, 2012, each Series C Preferred Share then outstanding shall automatically be converted into Common Shares based on the then effective Series C Conversion Rate on the twentieth (20) consecutive trading day on which the Market Price of the Common Shares is greater than or equal to 135% of the then current Series C Conversion Price (such event, a “Series C Automatic Conversion Event”). The Trust shall promptly notify the holders of Series C Preferred Shares in writing of the occurrence of a Series C Automatic Conversion Event; provided, that, the Trust’s failure to provide such notice, or its failure to be received, shall not alter or affect the automatic conversion of the Series C Preferred Shares occurring in connection therewith, except to the extent that the holders of Series C Preferred Shares are prejudiced thereby. Upon a Series C Automatic Conversion Event, any declared but not yet payable Series C Participation Dividends or other cash dividends with respect to the Series C Preferred Shares shall be paid in accordance with the provisions of Section 6.5(i)(iv).

(B) Upon a Series C Automatic Conversion Event, the outstanding Series C Preferred Shares shall be converted automatically without any further action by the holders thereof or by the Trust and whether or not the certificates evidencing such Shares are surrendered to the Trust or its transfer agent; provided, that, the Trust shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless the certificates evidencing such Series C Preferred Shares are delivered to the Trust or its transfer agent as provided below, or the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such certificates. Upon receipt of notice of the occurrence of a Series C Automatic Conversion Event, the holders of Series C Preferred Shares shall promptly surrender the certificates evidencing such shares at the office of the Trust or any transfer agent for the Series C Preferred Shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares to which such holder is entitled in connection with such Series C Automatic Conversion Event.

(ix) Reservation of Shares Issuable Upon Conversion or Adjustment. The Trust shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion or adjustment of the Series C Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion or adjustment of all then outstanding Series C Preferred Shares in compliance with this Section 6.5. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion or adjustment of all then outstanding Series C Preferred Shares, the Trust shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number as shall be sufficient for such purpose.

(x) No Dilution or Impairment. The Trust shall not, by amendment to the Declaration of Trust or other governing documents or by participating in any transfer of assets, voluntary Liquidation Event, action contemplated by Section 6.5(f)(v) or taking any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of holders of the Series C Preferred Shares against impairment.

Section 6.6 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.6 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.7 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.

Section 6.8 Dividends and Distributions. The Board of Trustees may from time to time authorize, and cause the Trust to declare to shareholders, such dividends or other distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to cause the Trust to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or other distribution unless and until authorized by the Board of Trustees and declared by the Trust. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.8 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.9 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

Section 6.10 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding off to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

Section 6.11 Declaration, Bylaws and Shareholders Agreement. The rights of all shareholders and the terms of all Shares are subject to the provisions of the Declaration of Trust and the Bylaws. Certain shareholders of the Trust and the Trust have entered into the Pre-IPO Shareholders Agreement and the Shareholders Agreement, each of which, to the extent then effect, provides certain rights to such shareholders party thereto and governs the relationships between and among the parties thereto.

Section 6.12 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding Shares of any class or series, without a vote of shareholders.

ARTICLE VII

CERTAIN RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

(a) “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(b) “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(c) “Charitable Trust” shall mean any trust provided for in Section 7.3(a).

(d) “Charitable Trustee” shall mean the Person unaffiliated with both the Trust and any Prohibited Owner that is appointed by the Trust to serve as trustee of the Charitable Trust.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(g) “Equity Shares” shall mean Shares of all classes or series, including, without limitation, Common Shares and Preferred Shares. The term “Equity Shares” shall not include convertible debt securities unless and until such securities are converted into Equity Shares.

(h) “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2(g).

(i) “Excepted Holder Limit” shall mean the percentage limit established by the Board of Trustees pursuant to Section 7.2(g), provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2(g), and subject to adjustment pursuant to Section 7.2(h).

(j) “Individual” shall mean (a) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code, and/or (b) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code) which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code, in which case the qualified trust shall not be treated as an Individual.

(k) “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by the principal automated quotation system then in use or, if such Equity Shares are not quoted by any such system, the average of the closing bid and ask prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees.

(l) “NYSE” shall mean the New York Stock Exchange.

(m) “One Hundred Shareholder Date” shall mean the first date upon which the Equity Shares are beneficially owned by 100 or more Persons within the meaning of Code Section 856(a)(5) without regard to Code Section 856(h)(2).

(n) “Ownership Limit” shall mean not more than 9.8 percent in value of the aggregate outstanding Equity Shares. The value of the outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

(o) “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section

642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

(p) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2(a), would Beneficially Own or Constructively Own Equity Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

(q) “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

(r) “Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

(s) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, of Equity Shares or the right to vote or receive dividends on Equity Shares or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Equity Shares.

(a) Ownership Limitations. During the period commencing on the date hereof (or the One Hundred Shareholder Date with respect to only subsection (i)(C) below) and prior to the Restriction Termination Date, but subject to Section 7.4:

(i) Basic Restrictions.

(A) (1) No Individual, other than an Excepted Holder, shall Beneficially Own Equity Shares in excess of the Ownership Limit, and (2) no Excepted Holder shall Beneficially Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B) No Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C) Any Transfer of Equity Shares that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(D) No Person shall Beneficially Own Equity Shares to the extent that such Beneficial Ownership of Equity Shares would result in the Trust failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code (after taking into account for such purpose the statutory presumptions set forth in Section 897(h)(4)(E) of the Code).

(ii) Transfer in Trust. If any Transfer of Equity Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 7.2(a)(i)(A), (B) or (D),

(A) then that number of Equity Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2(a)(i)(A), (B) or (D) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the business day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

(B) if the transfer to the Charitable Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(i)(A), (B) or (D), then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 7.2(a)(i)(A), (B) or (D) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

To the extent that, upon a transfer of Equity Shares pursuant to this Section 7.2(a)(ii), a violation of any provision of this Article VII would nonetheless be continuing (for example, where the ownership of Equity Shares by a single Charitable Trust would violate the 100 shareholder requirement applicable to REITs), then Equity Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VII.

(b) Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Equity Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2(a)(i), or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(a)(ii), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

(d) Owners Required To Provide Information. From the date hereof and prior to the Restriction Termination Date:

(i) every owner of an amount equal to or greater than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares and other Equity Shares Beneficially Owned, a description of the manner in which such shares are held, and whether or not the Beneficial Owner of such shares is a “foreign person” as such term is used in Section 897(h) of the Code. Each such owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT or as a “domestically controlled qualified investment entity” (as such term is defined in Section 897(h) of the Code) and to ensure compliance with the Ownership Limit.

(ii) each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner shall promptly provide to the Trust such relevant information as the Trust may reasonably request in order to determine the Trust’s status as a REIT or as a “domestically controlled qualified investment entity” (as such term is defined in Section 897(h) of the Code) and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e) Remedies Not Limited. Nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Trustees, if a Person would have (but for the remedies set forth in Section 7.2(b)) acquired Beneficial Ownership or Constructive Ownership of Equity Shares in violation of Section 7.2(a), such remedies (as applicable) shall apply first to the Equity Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of Equity Shares held by each such Person.

(g) Exceptions.

(i) Subject to Section 7.2(a)(i)(B) and (D), the Board of Trustees shall exempt an Individual from the Ownership Limit and may establish or increase an Excepted Holder Limit for such Individual if:

(A) the Board of Trustees obtains such representations and undertakings from such Individual as are satisfactory to the Board of Trustees, in its sole and absolute discretion, to ascertain that no Individual’s Beneficial or Constructive Ownership of such Equity Shares will violate Section 7.2(a)(i)(B) or (D);

(B) such Individual does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8 percent interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Individual as are satisfactory to the Board of Trustees, in its sole and absolute discretion, to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust);

(C) such Person provides to the Board of Trustees such representations and undertakings, if any, as the Board of Trustees may, in its sole and absolute discretion, require to ensure that the conditions in clauses (i) and (ii) hereof are satisfied and will continue to be satisfied throughout the period during which such Individual Beneficially or Constructively Owns Equity Shares in excess of the Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a); and

(D) such Individual agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2(a) through 7.2(f)) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2(a)(ii) and 7.3.

(ii) Prior to granting any exception pursuant to Section 7.2(g)(i), the Board of Trustees may, in its sole and absolute discretion, require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception; provided, however, that the Board of Trustees shall not be obligated to require a favorable ruling or opinion in order to grant an exception hereunder.

(iii) Subject to Section 7.2(a)(i)(B) or (D), an underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(iv) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

(h) Changes in Ownership Limit. Subject to Section 7.2(a)(i)(B) and (D), the Board of Trustees may from time to time establish or increase an Excepted Holder Limit for one or more Individuals (whereby such Individual will be an Excepted Holder) and decrease the Ownership Limit for all other Individuals; provided, however, that the decreased Ownership Limit will not be effective for any Individual whose percentage ownership of Shares is in excess of such decreased Ownership Limit until such time as such Individual’s percentage of Shares equals or falls below the decreased Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Ownership Limit and, provided further, that the new Excepted Holder Limit and Ownership Limit would not allow five or fewer Individuals to Beneficially Own more than 49.9% in value of the outstanding Shares.

(i) Legend. Each certificate for Equity Shares (if such Equity Shares are certificated, which determination shall be at the sole discretion of the Board of Trustees) shall bear substantially the following legend (to the extent such legend is still required):

The shares evidenced by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Trust’s declaration of trust (the “Declaration of Trust”), (i) no Individual may Beneficially Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT; (iii) any Transfer of Equity Shares that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares; and (iv) no Person shall Beneficially Own Equity Shares to the extent that such Beneficial Ownership of Equity Shares would result in the Trust failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code (after taking into account for such purpose the statutory presumptions set forth in Section 897(h)(4)(E) of the Code). Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on transfer or ownership as set forth in (i), (ii) or (iv) above are violated, the Equity Shares evidenced hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) and (iv) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares on request and without charge. Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 7.3 Transfer of Equity Shares in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2(a)(ii) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(a)(ii). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3(f).

(b) Status of Shares Held by the Charitable Trustee. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

(c) Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee shall be paid with respect to such Equity Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(d) Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3(c) of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (1) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (2) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3(d), such excess shall be paid to the Charitable Trustee upon demand.

(e) Purchase Right in Shares Transferred to the Charitable Trustee. Equity Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3(c) of this Article VII. The Trust may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3(d). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f) Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

RESERVED

ARTICLE IX

SHAREHOLDERS

Section 9.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

Section 9.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.1 and the removal of Trustees as provided in Section 5.2; (b) amendment of the Declaration of Trust as provided in Article XII; (c) termination of the Trust as provided in Section 14.2; (d) merger, conversion or consolidation of the Trust, or the sale or disposition of substantially all of the assets of the Trust, in each case only if Title 8 requires shareholder approval or if the MGCL would require the approval of stockholders if the Trust were a corporation; (e) amendment of the Bylaws as permitted by the Bylaws; and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 9.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.6, or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting shareholder provided for under Title 8 and Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Trustees, upon the affirmative vote of a majority of the Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 9.4 Extraordinary Actions. Except as specifically provided in Section 5.2 (relating to removal of Trustees) and Section 12.3, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of shareholders entitled to cast a greater number of votes, any such action shall be effective and valid if advised by the Board of Trustees and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 9.5 Board Approval. Except with respect to the removal of Trustees and except for amendments to the Bylaws as permitted by the Bylaws, the submission of any action to the shareholders for their consideration shall first be approved by the Board of Trustees.

Section 9.6 Action By Shareholders without a Meeting. If the Bylaws so provide, any action required or permitted to be taken by the shareholders may be taken without a meeting by consent, given in writing or by electronic transmission, of the shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws, as the case may be.

ARTICLE X

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

Section 10.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

Section 10.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 10.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 10.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 10.3 Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee, observer on the Board of Trustees pursuant to the Shareholders Agreement (“Observer”) or officer of the Trust and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee, Observer or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, member, manager, employee or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust or employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust shall vest immediately upon election of a Trustee or officer or appointment of an observer to the Board of Trustees. The Trust shall have the power, with the approval of the Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in the Declaration of Trust shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Section 10.3, nor the adoption or amendment of any other provision of the Declaration of Trust or the Bylaws inconsistent with this Section 10.3, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 10.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Board of Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

ARTICLE XI

BUSINESS OPPORTUNITIES

Section 11.1 Definitions. For the purpose of this Article XI, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any specified person or entity, any other person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any general partner, managing member or partner, officer, director, employee, trustee or other agent of such person or entity or any private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person or entity. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person or entity.

(b) “Business Opportunity” shall mean a business opportunity (i) that the Trust is financially able to undertake, (ii) that the Trust is not prohibited by contract or applicable law from pursuing or undertaking, (iii) that, from its nature, is in the Trust’s line of business, (iv) that is of practical advantage to the Trust, and (v) in which the Trust has an interest or a reasonable expectancy.

(c) “Fortress Entity” and “Fortress Entities” shall mean CF Cold, LP, a Delaware limited partnership, its Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Trust and its subsidiaries).

(d) “GSCP Entity” and “GSCP Entities” shall mean the GSCP Funds, their respective Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Trust and its subsidiaries).

(e) “GSCP Funds” shall mean GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GSCP VI Offshore IceCap Investment, L.P., GSCP VI GmbH IceCap Investment, L.P. and IceCap2 Holdings, L.P.

(f) “Identified Persons” shall mean any reference to the Yucaipa Entities, the GSCP Entities, the Fortress Entities, and their respective Affiliates.

(g) “Non-Employee Trustee” shall mean a Trustee of the Trust who is not an employee of the Trust or its Affiliates.

(h) “Yucaipa Entity” and “Yucaipa Entities” shall mean the Yucaipa Funds, their respective Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Trust and its subsidiaries).

(i) “Yucaipa Funds” shall mean Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, L.P., Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Corporate Initiatives Fund I, LP and any other entity managed, controlled or owned, directly or indirectly, by any such fund (or by any Affiliate of any such fund) that may acquire any direct or indirect interest in the Trust.

Section 11.2 In recognition and anticipation that (a) certain Identified Persons may serve as Trustees, officers or agents of the Trust and (b) the Identified Persons may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Trust, directly or indirectly, may engage, or in other business activities that overlap or compete with those in which the Trust, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Trust with respect to certain classes or categories of business opportunities as they may involve any of the Identified Persons and the powers, rights, duties and liabilities of the Trust and its Trustees, officers and shareholders in connection therewith.

Section 11.3 To the maximum extent permitted from time to time by Maryland law, each Identified Person, on such Identified Person’s own behalf or on behalf of any other Person (as defined in Section 6.4(a)(iv)), shall have the right to, and shall have no obligation to abstain from exercising such right to: (a) engage or invest, directly or indirectly, in the same or similar business activities or lines of business in which the Trust or any of its Affiliates now engages or proposes to engage, (b) do business with any customer, supplier or lessor of the Trust or its subsidiaries or (c) employ or otherwise engage any officer, trustee or employee of the Trust or its subsidiaries.

Section 11.4 If any Identified Person acquires knowledge of a potential transaction or matter that may be a Business Opportunity, none of the Trust or its Affiliates or shareholders shall have any interest in such Business Opportunity or any expectation that such Business Opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Trust or its Affiliates or shareholders with respect to such Business Opportunity, is hereby renounced by the Trust on its behalf and on behalf of its subsidiaries and shareholders. Accordingly, (i) no Identified Person will be under any obligation or duty to present, communicate or offer any such Business Opportunity to the Trust or any of its Affiliates or shareholders, and (ii) each Identified Person shall have the right to hold and exploit any such Business Opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such Business Opportunity to any Person other than the Trust and its Affiliates or shareholders and shall be under no obligation or duty to act otherwise.

Section 11.5 To the maximum extent permitted from time to time by Maryland law, the Trust renounces any interest or expectancy in, or any right to be offered an opportunity to participate in, any Business Opportunity that from time to time may be presented to or developed by any Non-Employee Trustee or any Affiliate of any Non-Employee Trustee, unless the Business Opportunity was expressly offered or made known to the Non-Employee Trustee in his or her capacity as a Trustee. To the maximum extent permitted from time to time by Maryland law, in the event that any Identified Person acquires knowledge of a potential transaction or other Business Opportunity, no Identified Person will have any obligation to communicate or offer such transaction or Business Opportunity to the Trust or any of the Trust’s Affiliates and such Identified Person may take any such opportunity for himself, herself or itself, or offer it to another Person or entity unless the Business Opportunity is expressly offered to such Identified Person in his or her capacity as a Trustee, officer or employee of the Trust.

Section 11.6 Notwithstanding the provisions of Section 11.4 above, the Trust does not renounce any interest or expectancy it may have under applicable law in any Business Opportunity that is expressly offered to an Identified Person solely in, and as a direct result of, his or her capacity as a Trustee, officer or employee of the Trust. If the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Trust (or, during the vacancy of any of those titles, the executive officer performing the functions of such vacant role) shall be an Identified Person by virtue of his or her respective relationship with a Yucaipa Entity, the GSCP Entities or a Fortress Entity, then any Business Opportunity offered to such officer shall be deemed to have been offered solely in, and as a direct result of, such officer’s capacity as an officer of the Trust unless such offer clearly and expressly is presented to such officer solely in, and as a direct result of, his or her capacity as an officer, trustee, director, partner, member, manager, employee or other agent of a Yucaipa Entity, the GSCP Entities or a Fortress Entity, as applicable.

Section 11.7 An Identified Person may in his, her or its personal capacity, or in his, her or its capacity as a director, officer, trustee, stockholder, partner, member, equity owner, manager, advisor or employee of any other Person, have business interests and engage, directly or indirectly, in business activities that are similar to those of the Trust or compete with the Trust, that the Trust could seize and develop or that include the acquisition, syndication, holding, management, development, operation or disposition of interests in temperature-controlled warehouses or persons engaged in related industries.

Section 11.8 No alteration, amendment, termination, expiration or repeal of this Article XI, nor the adoption of any provision of the Declaration of Trust inconsistent with this Article XI, shall eliminate, reduce, apply to or have any effect on (i) the protections afforded hereby to any Identified Person for or with respect to any investments, activities, or opportunities of which such Identified Person, as applicable, becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption or (ii) any matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE XII

AMENDMENTS

Section 12.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation.

Section 12.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, (i) to qualify as a real estate investment trust under the Code or under Title 8, (ii) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL and (iii) as otherwise provided in the Declaration of Trust.

Section 12.3 By Shareholders. Except as otherwise provided in the Declaration of Trust, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter; provided further, in addition to the foregoing requirement, Section 6.11 of the Declaration of Trust, and this proviso, shall not be amended without obtaining the requisite written consent provided for in Section 4.8 of the Shareholders Agreement. Any amendment to Section 5.2, Article VII, Article X, Article XI, Section 14.2 or this sentence of the Declaration of Trust shall be valid only if approved by the affirmative vote of shareholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.

ARTICLE XIII

MERGER, CONVERSION, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust with or into another entity, (b) convert the Trust into another entity, (c) consolidate the Trust with one or more other entities into a new entity or (d) sell, lease, exchange or otherwise transfer all or substantially all of the assets of the Trust. Any such action must be approved by the Board of Trustees and, if shareholder approval is required by Section 9.2, approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE XIV

DURATION AND TERMINATION OF TRUST

Section 14.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 14.2 or pursuant to any applicable provision of Title 8.

Section 14.2 Termination.

(a) Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business. The Trustees may appoint any officer of the Trust or any other person to supervise the winding up of the affairs of the Trust and delegate to such officer or such person any or all powers of the Trustees in this regard.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Governing Law.

(a) The Declaration of Trust is executed and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of law provisions thereof.

(b) Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for any Internal Corporate Claim (as defined by the MGCL, as applicable to the Trust pursuant to the Maryland REIT Law), and: (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any Trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (c) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust arising pursuant to any provision of the MGCL or the Declaration of Trust or Bylaws or (d) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine.

Section 15.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 15.3 Severability.

(a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article XII and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board of Trustees shall amend the Declaration of Trust in the manner provided in Section 12.2.

(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 15.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the MGCL.

Section 15.5 Recordation. The Declaration of Trust and any amendment or supplement hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment or supplement hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment or supplement hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments and supplements thereto.

FOURTH: The total number of Shares which the Trust is authorized to issue has not changed by these Articles of Amendment and Restatement.

The undersigned acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Secretary on this                      day of                     , 201    .

ATTEST:	AMERICOLD REALTY TRUST By: (SEAL)